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                                                                    EXHIBIT 99.3

                                 NUSPEED, INC.
                      NON-QUALIFIED STOCK OPTION AGREEMENT


        THIS AGREEMENT, made as of this [_____] day of [_____], [_____], by and between NuSpeed, Inc., a Delaware corporation (the "Company"), and [_____] ("Optionee").

        WHEREAS, the Company pursuant to the Company's 2000 Stock Incentive Plan (the "Plan") wishes to grant this stock option to Optionee;

        NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

        1. GRANT OF OPTION. The Company hereby grants to Optionee the right and option ("the Option") to purchase all or any part of an aggregate of [_____] shares (the "Shares") of the common stock, par value $.01 per share (the "Common Stock"), of the Company at the price of $[_____] per Share on the terms and conditions set forth herein. The Option is not intended to be entitled to treatment as an incentive stock option within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

        2. DURATION AND EXERCISABILITY. The Option may not be exercised by Optionee except as set forth below, and the Option shall in all events terminate ten years from the date hereof. Subject to the other terms and conditions set forth herein, the Option shall vest and may be exercised by Optionee in cumulative installments as follows:

        1/3 OF THE TOTAL SHARES ONE YEAR FROM THE DATE OF GRANT OF THIS OPTION AND 1/24 OF THE REMAINING SHARES ON THE FINAL DAY OF EACH OF THE TWENTY-FOUR MONTHS THEREAFTER.

During the lifetime of Optionee, the Option shall be exercisable only by Optionee. The Option shall not be assignable or transferable by Optionee, other than by will or the laws of descent and distribution.

        3. EFFECT OF TERMINATION OF RELATIONSHIP WITH THE COMPANY.

        (a) In the event that Optionee's relationship with the Company or its subsidiaries shall terminate, for any reason other than Optionee's gross and willful misconduct or Optionee's death or disability, Optionee shall have the right to exercise the Option at any time within 90 days after such termination to the extent of the full number of Shares Optionee was entitled to purchase under the Option on the date of termination, subject to the condition that the Option shall not be exercisable after the expiration of its term.

        (b) In the event that Optionee's relationship with the Company or its subsidiaries shall terminate by reason of Optionee's gross and willful misconduct during the course of his/her relationship with the Company (as reasonably determined by the Company), the Option shall terminate as of the date of the act giving rise to such termination of employment with the Company and shall not be exercisable thereafter.


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        (c) If Optionee shall die during its relationship with the Company or its subsidiaries, or within 90 days after termination of such relationship with the Company for any reason other than gross and willful misconduct, or if Optionee shall become disabled within the meaning of Section 22(e)(3) of the Code during its relationship with the Company or its subsidiaries, and Optionee shall not have fully exercised the Option, the Option may be exercised at any time within twelve months after Optionee's death or disability by the legal representative or, if applicable, guardian of Optionee or by any person to whom the Option is transferred by will or the applicable laws of descent and distribution to the extent of the full number of Shares Optionee was entitled to purchase under the Option on the date of death (or termination of its relationship with the Company, if earlier) or disability and subject to the condition that the Option shall not be exercisable after the expiration of its term.

        (d) Notwithstanding Section 3(a), if the Company is to be consolidated with or acquired by another person or entity in a merger, sale of all or substantially all of the Company's assets or stock or otherwise (an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board") shall, with respect to outstanding Options or shares acquired upon exercise of any Option, take one or more of the following actions: (i) make appropriate provision for the continuation of such options by substituting on an equitable basis for the shares then subject to such Options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition; (ii) accelerate the date of exercise of such Options or of any installment of any such Options; (iii) upon written notice to the Participants, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; (iv) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable) over the exercise price thereof; or (v) in the event of a stock sale, require that the Participant sell to the purchaser to whom such stock sale is to be made, all shares previously issued to such Participant upon exercise of any Option, at a price equal to the portion of the net consideration from such sale which is attributable to such shares.

        4. MANNER OF EXERCISE.

        (a) The Option may only be exercised by Optionee or other proper party within the option period by delivering written notice of exercise to the Company at its principal executive office. The notice shall state the number of Shares as to which the Option is being exercised and shall be accompanied by payment in full of the option price for all of the Shares designated in the notice.

        (b) Optionee may, at the Company's election, pay the option price in cash, by check (bank check, certified check or personal check).

        (c) The exercise of the Option is contingent upon receipt from Optionee (or other proper person exercising the Option) of a representation that, at the time of such exercise, it is Optionee's intention to acquire the Shares being purchased for investment and not with a view to the distribution or sale thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"); provided, however, that the receipt of such representation shall not be required upon exercise of the Option if, at the time of such exercise, the issuance of the Shares subject to



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the Option shall have been properly registered under the Securities Act and all applicable state securities laws. Such representation shall be in writing and in such form as the Company may reasonably request. The certificate representing the Shares so issued for investment shall be imprinted with an appropriate legend setting forth all applicable restrictions on their transferability.

        5. ADJUSTMENTS. If Optionee exercises all or any portion of the Option subsequent to any change in the Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate or capital structure of the Company, Optionee shall then receive for the aggregate price paid by him or her on such exercise, the number and type of securities or other consideration which he or she would have received if the Option had been exercised prior to the event changing the outstanding Common Stock in order to prevent dilution or enlargement of the rights granted hereunder.

        6. MISCELLANEOUS.

        (a) The Option is issued pursuant to the Plan and is subject to its terms. Optionee hereby acknowledges receipt of a copy of the Plan. The Plan is also available for inspection during business hours at the principal office of the Company.

        (b) This Agreement shall not confer on Optionee any right with respect to continuance of employment by or continuance of the relationship with the Company or any of its subsidiaries, nor will it interfere in any way with the right of the Company to terminate such employment at any time. Optionee shall have none of the rights of a shareholder with respect to the Shares until such Shares shall have been issued to him or her upon exercise of the Option.

        (c) The Company shall at all times during the term of the Option reserve and keep available such number of Shares as will be sufficient to satisfy the requirements thereof. The exercise of all or any part of the Option shall only be effective at, and may be deferred until, such time as the sale of the Shares pursuant to such exercise will not violate any federal or state securities laws, it being understood that the Company shall have no obligation to register the issuance or sale of the Shares for such purpose.



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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

No. of Shares Subject to Option:
                                --------------------
Exercise Price per Share: $
                         ---------------------------
Date of Grant:
               -------------------------------------

                                       NUSPEED, INC.


                                       By
                                          --------------------------------------

                                       Its
                                           -------------------------------------



                                       -----------------------------------------
                                       [Name of Optionee]



                                       -----------------------------------------
                                       [Signature of Optionee]



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